EXHIBIT 10.2


                     INDEMNIFICATION AGREEMENT



    In consideration of the agreement of FIRST GRANITE SECURITIES, INC. (hereinafter "Distributor") to act on behalf of CARRINGTON LABORATORIES, INC. (the "Company") pursuant to the Placement Agent Agreement (the "Agreement") dated ______________, 1996, the Company agrees to indemnify and hold harmless Distributor and each of its directors, officers, agents, employees and controlling persons (within the meaning of the Securities Act of 1933, as amended) (Distributor and each such other person or entity are hereinafter referred to as an "Indemnified Person"), from and against any losses, claims, damages, expenses and liabilities or actions in respect thereof (collectively "Losses"), as they may be incurred including all reasonable legal fees and other reasonable expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any Losses (whether or not in connection with any pending or threatened litigation in which any Indemnified Person is a named party) to which any of them may become subject (including in any settlement effected with the Company's consent) as a result of any claim, investigation or legal proceeding made or instituted by any third party relating to or arising out of Distributor's engagement under the Agreement (excluding any engagement that may arise out of the right of first refusal set forth in Section 9 of the Agreement). The Company will not, however, be responsible under the foregoing provisions with respect to any Losses (a) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such Losses resulted primarily from actions taken or omitted to be taken by an Indemnified Person due to its gross negligence, bad faith, willful misconduct, or breach of any covenant, representation or warranty in the Agreement, (b) resulting solely from one or more decreases in the market price of the Company's common stock, or (c) to the extent that such Losses consist of amounts paid or agreed to be paid in settlement of any claim or lawsuit, if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld.
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    If the indemnity referred to in this agreement should be, for any reason whatsoever (other than any of the reasons set forth in the last sentence of the immediately preceding paragraph), unenforceable, unavailable or otherwise insufficient to hold such Indemnified Person harmless for any Losses for which the Company has agreed to hold such Indemnified Person harmless hereunder, the Company shall pay to or on behalf of each Indemnified Person contributions for Losses so that each Indemnified Person ultimately bears only a portion of such Losses as is appropriate (i) to reflect the relative benefits received by each such Indemnified Person, respectively, on the one hand and the Company on the other hand in connection with the transaction, or (ii) if the allocation on that basis is not permitted by applicable law, to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each such Indemnified Person, respectively, and the Company as well as any other relevant equitable considerations; provided, however, that in no event shall the aggregate contribution of all Indemnified Persons to all Losses in connection with any transaction exceed the value of the consideration actually received by Distributor pursuant to the Agreement. The respective relative benefits received by Distributor and the Company in connection with any transaction shall be deemed to be in the same proportion as the aggregate consideration received by Distributor in connection with the transaction bears to the total consideration of the transaction. The relative fault of each Indemnified Person and the Company shall be determined by reference to, among other things, whether the actions or omissions to act were by such Indemnified Person or the Company, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action or omission to act.

    The Company also agrees that no Indemnified Person shall have any liability to the Company or its affiliates, directors, officers, employees, agents or shareholders, directly or indirectly, related to or arising out of the Agreement, except that each Indemnified Person shall indemnify and hold harmless the Company, its directors, officers, agents, consultants and controlling persons from and against any Losses as they are incurred, which result primarily from actions taken or omitted to be taken by such
Indemnified Person due to its gross negligence, bad faith, willful misconduct or breach of any covenant, representation or warranty made by Distributor in the Agreement.  In no event, regardless of the legal theory advanced, shall the Company or any Indemnified Person be liable for any consequential, indirect, incidental or special damages of any nature.
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    If any action is brought against any Indemnified Person in respect of which indemnity may be sought against the Company hereunder, such Indemnified
Person shall promptly notify the Company in writing of such action and the Company shall be entitled to participate therein and, to the extent the Company shall wish, assume the defense thereof. Upon the request of an Indemnified Person, the Company shall retain counsel reasonably satisfactory to such Indemnified Person to represent such Indemnified Person and any others the Company may designate in such action and shall pay the reasonable fees and expenses of such counsel related thereto as they are incurred. In any such action, an Indemnified Person shall have the right to retain its own counsel at its own expense, except that the Company shall pay as they are incurred the reasonable fees and expenses of counsel retained by such Indemnified Person only in the event that (i) the Company and such Indemnified Person shall have mutually agreed to the retention of such counsel or (ii) the Company has directed counsel to represent one or more parties in addition to such Indemnified Person in such action, and in the written opinion of such counsel, representation of both such Indemnified
Person and such other party or parties by the same counsel would be inappropriate due to actual or potential conflict of interests between them, it being understood that the Company shall not be liable for the reasonable fees and expenses of more than one separate firm for all the Indemnified Persons. No indemnification provided for herein shall be available to any Indemnified Person that fails to give notice as provided above if the Company was unaware of the action to which such notice would have related and was substantially prejudiced by such failure or to any Indemnified Person that retains its own counsel in accordance with the immediately preceding sentence except in the circumstances set forth in clause (i) or (ii) thereof. The Company agrees that without Distributor's prior written consent it shall not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding related to the Agreement unless the settlement, compromise or consent also includes an express unconditional release of all Indemnified Persons from all liability and obligations arising therefrom. If the Company pays any amount to or for the benefit of any Indemnified Person(s) pursuant to this agreement, and it is subsequently determined by a final judgment of a court of competent jurisdiction that the Company was not obligated to pay such amount hereunder, the Indemnified Person(s) to or for whose benefit such amount was paid shall, upon demand by the Company, immediately pay such amount in full to the Company.

    The respective obligations of the Company and the Indemnified Persons referred to above shall be in addition to any rights that any Indemnified Person or the Company, as the case may be, may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of any Indemnified Person and the Company. It is understood that the respective obligations of the Company and the Indemnified Persons will remain operative regardless of any termination or completion of Distributor's services pursuant to the Agreement.
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                             FIRST GRANITE SECURITIES, INC.


                             By: _____________________________________
                                  Title: __________________________


                             CARRINGTON LABORATORIES, INC.


                             By: _____________________________________
                                  Title: __________________________
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